Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment to Registration Statements on Form S-8 (Nos. 333-32516, 333-106411, 333-128445, 333-146330, 333-153369, 333-155668, 333-159123, 333-168428, 333-170801, 333-182899, 333-189882, 333-203275, 333-209772, and 333-212246) of Arconic Inc. and its subsidiaries of our report dated February 28, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Arconic Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
January 5, 2018